EXHIBIT 99.1

Teligent Announces Hiring of Chief Financial Officer

Buena, N.J., April 15, 2021 (GLOBENEWSWIRE) -- Teligent, Inc. (NASDAQ: TLGT) (“Teligent” or the “Company”), a New Jersey-based specialty generic pharmaceutical company, today announced the hiring and appointment of Ernest R. De Paolantonio as Chief Financial Officer of the Company, effective April 15, 2021.

Timothy B. Sawyer, President and CEO of the Company, commented, “We are very pleased that Ernie has agreed to join our Teligent team. Over the last several months, we have made key additions to our leadership team, and the appointment of Ernie to the CFO position reflects our commitment to bring in highly talented and experienced individuals who have a strong track record of success. Ernie’s extensive experience as a chief financial officer with pharmaceutical and healthcare companies will be an excellent addition to our team.”

Mr. De Paolantonio has over 40 years of financial and business experience in the pharmaceutical industry. Most recently, Mr. De Paolantonio served as Chief Financial Officer of Fortovia Therapeutics Inc., a privately held healthcare company providing support to cancer patients and their families. Prior to his position at Fortovia, he served as Chief Financial Officer, Secretary and Treasurer at BioDelivery Sciences International, Inc., a publicly-held specialty pharmaceutical company from 2013 to 2019. Prior to his position with BioDelivery Sciences, he served as the Chief Financial Officer of CorePharma LLC, a private specialty generic company, and held finance and controllers’ positions in roles of increasing responsibility at Colombia Laboratories. Mr. De Paolantonio received his Bachelor of Arts Degree from Lycoming College; his MBA in Finance at Saint Joseph’s University and is a licensed CPA.

Inducement Award

In connection with the hiring of Mr. De Paolantonio, in addition to other compensation disclosed in Teligent’s Current Report on Form 8-K, Teligent’s Board of Directors authorized the grant to Mr. De Paolantonio of (i) 195,000 restricted stock units; and (ii) a non-qualified stock option to purchase 240,000 shares of Common Stock. The awards are an inducement material to Mr. De Paolantonio’s entering into employment with Teligent in accordance with Nasdaq Listing Rule 5635(c)(4). The option has a ten-year term and an exercise price equal to the fair market value of Teligent’s common stock on the effective date of Mr. De Paolantonio’s employment. The restricted stock unit award will vest in four equal installments on each yearly anniversary of the effective date of Mr. De Paolantonio’s employment and the option will vest on the third anniversary of the effective date based on the pro-rata achievement of certain performance milestones by the Company. The vesting of the awards are subject to Mr. De Paolantonio’s continued employment and are subject to the terms and conditions of a restricted stock unit agreement and stock option agreement, respectively.

Forward-Looking Statements

This press release includes “forward-looking statements” that are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about the Company’s business and the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Forward-looking statements can be identified by the use of words such as “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions and are subject to risks and uncertainties. These statements are based on the Company’s current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports the Company files with the Securities and Exchange Commission.  Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak and the effects thereof on the Company’s future performance and results of operations. It is not possible to predict or identify all such risks. There may be additional risks that the Company considers immaterial or which are unknown. You should not rely upon forward-looking statements as predictions of future events.  The forward-looking statements included in this press release speak only as of the date hereof and, subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Contact:

Philip K. Yachmetz

Teligent, Inc.

(856) 776-4632

www.teligent.com